POWER OF ATTORNEY

	The undersigned hereby constitutes and appoints Ken desGarennes, the Chief Financial Officer of Zayo Group Holdings, Inc. (the "Company"); Wendy Cassity, the VP, General Counsel, and Secretary of the Company; Tory Bauman, Manager, Financial Reporting of the Company; and Laura Littman, Corporate Counsel and Assistant Secretary of the Company, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
including amendments thereto (the "Form ID"), and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the
SEC;

(2)	prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the SEC, any and all Forms 3, 4, and 5 (the "Section 16 Filings"),
including amendments thereto, required to be filed under Section 16(a) of the
Exchange Act and the rules thereunder with respect to equity securities of the
Company;

(3)		do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form ID and any
Section 16 Filings and to file such Form ID and any Section 16 Filings with the
SEC and any stock exchange or similar authority; and

(4)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that the attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned hereby authorizes, approves, and ratifies any and all prior actions taken by such attorney-in-fact in connection with the matters contemplated herein.  The undersigned acknowledges that such attorney-in-fact, in serving in such capacity at the request of the undersigned, does not assume any of the undersigned's responsibilities to comply with the Exchange Act or any rule or regulation of the SEC.

	This Power of Attorney shall remain in full force and effect for such time as the attorney-in-fact, or his substitute or substitutes, shall remain an officer of the Company, or until the undersigned is no longer required to file a Form
ID, any Section 16 Filings, or any amendments or changes thereto, with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of September 1, 2016.




	By:  _Daniel P. Caruso_____________
	Name: Daniel P. Caruso